Exhibit 99.1	Press Release, dated October 13, 2010, issued by Duoyuan Printing, Inc.
Duoyuan Printing Announces Further Delay in Filing Annual Report on Form 10-K
BEIJING, Oct. 13 /PRNewswire-Asia-FirstCall/ — Duoyuan Printing, Inc. (NYSE: DYP) (“Duoyuan Printing” or the “Company”), a leading offset printing equipment supplier in China, today announced that it will further delay the filing of its annual report on Form 10-K for the fiscal year ended June 30, 2010, which was due on September 28, 2010. The Company has previously filed a Form 12b-25 notification of late filing on September 28, 2010 with the Securities and Exchange Commission to extend the filing due date to October 13, 2010.
Since the dismissal of Deloitte Touche Tohmatsu CPA Ltd. as its independent registered public accounting firm on September 6, 2010, Duoyuan Printing and its audit committee have been working to engage an audit firm to complete its audit for the fiscal year ended June 30, 2010. As these discussions are ongoing, the Company anticipates a further delay in filing its annual report on Form 10-K.
“Duoyuan Printing is committed to completing a thorough and thoughtful auditing process in order to restore investor confidence,” commented Mr. Wenhua Guo, Chairman and founder of Duoyuan Printing. “While we will not meet the October 13 extended filing deadline, we hope to appoint an auditing firm shortly and we will continue to report our progress to the investment community on a timely basis. We deeply appreciate the support of our shareholders and the investing public during this period.”
About Duoyuan Printing
Duoyuan Printing (NYSE: DYP) is a leading manufacturer of commercial offset printing presses in China. The Company combines technical innovation and precision engineering to offer a broad range of printing equipment and solutions. Duoyuan Printing has manufacturing and research and development facilities in Langfang, Hebei Province and Shaoyang, Hunan Province in addition to a distribution and service network with over 85 distributors that operate in over 65 cities and 28 provinces in China. Headquartered in Beijing, the Company is one of the largest non-government owned major offset printing equipment and solutions providers in China. For further information, please visit Duoyuan Printing’s website http://www.duoyuan.com.
Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions. All statements other than statements of historical fact in this press release are forward-looking statements, including but not limited to, our ability to restore investor confidence, our ability to resolve open audit issues and schedule of the filing of our annual report. These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates, but involve a number of unknown risks and uncertainties, including, without limitation, our ability to sustain our recent profitability and growth rates, our ability to retain an independent registered public accounting firm, the possibility that we may not meet our strategic goals or may develop other priorities, and other risk factors detailed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 and in our subsequent reports on Form 10-Q filed with the Securities and Exchange Commission and available at http://www.sec.gov. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and actual results may differ materially from the anticipated results. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements.
For investor and media enquiries please contact:
Brunswick Group
Henry Fraser
Tel: +86-10-6566-2256
Email: duoyuanprinting@brunswickgroup.com
CONTACT: Henry Fraser, Brunswick Group, +86-10-6566-2256, duoyuanprinting@brunswickgroup.com